Exhibit 21.1

Name	State or Other Jurisdiction of Incorporation	Doing Business As
The Hagerty Group, LLC	Delaware
Hagerty Asset Management, LLC	Michigan
Hagerty International Holdings Limited	United Kingdom
Classic Car Analytics GMBH	Germany
Hagerty International Limited	United Kingdom
Hagerty Enthusiast Limited	United Kingdom
Hagerty Insurance Agency, LLC	Delaware
Hagerty Canada, LLC	Delaware
Hagerty Classic Marine Insurance Agency, LLC	Delaware
Hagerty Motorsports, LLC	Delaware
Hagerty Drivers Club, LLC	Delaware
Hagerty Drivers Club Canada, LLC	Delaware
Historic Vehicle Association, LLC	Delaware
Historic Vehicle Association Canada, LLC	Delaware
Hagerty Media Properties, LLC	Michigan	Hagerty Magazine
Hagerty Classic Analytics, LLC	Delaware
Hagerty Insurance Holdings Inc	Delaware
Hagerty Reinsurance Limited	Bermuda
Hagerty Management, LLC	Delaware
Hagerty Wellness Center, LLC	Michigan
Cavallino Café, LLC	Michigan
Hagerty Ventures, LLC	Delaware
Hagerty Events, LLC	Delaware	Concours of America, Greenwich Concours D'Elegance, California Mille, Amici Americani Della Mille Miglia
Member Hubs Holdings, LLC	Delaware
Member Hubs Hospitality LLC	Delaware	Hagerty Garage + Social
Member Hubs Miami, LLC	Delaware	Hagerty Garage + Social
Hagerty Garage and Social Services, LLC	Delaware
Member Hubs Canada ULC	Canada	Hagerty Garage + Social
Member Hubs Savannah, LLC	Delaware	Hagerty Garage + Social
Member Hubs Haskell, LLC	Delaware	Hagerty Garage + Social
Speed Digital, LLC	North Carolina

Exhibit 21.1

Hagerty Radwood, Inc.	Delaware
Broad Arrow Group, Inc.	Delaware
1000022443 Ontario Inc.	Canada
Broad Arrow Auctions LLC	Michigan
Broad Arrow Capital Europe Limited	United Kingdom
Broad Arrow Capital LLC	Michigan	Broad Arrow Group
Broad Arrow Licenses, LLC	Michigan	Broad Arrow Group, Broad Arrow Auctions
Broad Arrow Private Sales, LLC	Michigan	Hagerty Marketplace
Broad Arrow Group UK Limited	United Kingdom
Broad Arrow Capital UK Limited	United Kingdom
Broad Arrow Capital FP Limited	United Kingdom
Broad Arrow Capital Financial Trust	Delaware
BAC Funding 2023-1, LLC	Delaware
BAC Funding UK Limited	United Kingdom
Broad Arrow Deutschland GmbH	Germany
Hagerty Digital Solutions, LLC	Delaware
Drivers Edge Insurance Company	Colorado
Broad Arrow France SAS	France